UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2014

CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (770) 419-3355

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On March 26, 2014, CryoLife, Inc. (“CryoLife”) entered into an exclusive supply and distribution agreement (the “Agreement”) with Hancock Jaffe Laboratories, Inc. (“HJL”) whereby CryoLife acquired the exclusive, worldwide rights to market, sell, and distribute HJL’s ProCol Vascular Bioprosthesis (“ProCol”), which is a natural, biological graft derived from a bovine mesenteric vein that provides vascular access for end-stage renal disease hemodialysis patients. In addition, CryoLife obtained rights of first refusal with respect to offers HJL may receive in the future from third parties regarding the ProCol technology, rights to approximately 4,000 units of ProCol inventory (the “Initial Inventory”), and the right to acquire the ProCol product line from HJL.

The Agreement has an initial term of three years and will automatically renew for two successive one-year terms unless it is terminated at CryoLife’s option. The purchase option will become effective March 27, 2016, and remain available to CryoLife during the term of the Agreement.

As part of the transaction, CryoLife agreed to reimburse HJL for up to approximately $2.26 million of HJL’s costs to restart, validate, and obtain necessary FDA approvals with respect to its manufacturing facilities, over four consecutive quarters, beginning with the second quarter of 2014, with no more than $650,000 payable in any quarter. As part of its consideration for this reimbursement, CryoLife will own and retain all proceeds from the sale of the Initial Inventory. Profits from CryoLife’s sales of ProCol units other than the Initial Inventory will be shared equally by CryoLife and HJL, after taking into account a per-unit transfer price payable to HJL and a per-unit distribution fee payable to CryoLife. The Initial Inventory is comprised of approximately 200 units of existing commercially saleable ProCol inventory, which will be transferred to CryoLife immediately, and approximately 3,800 units that will be produced and transferred to CryoLife following HJL’s receipt of FDA approval of HJL’s manufacturing facilities, assuming that such approval is obtained.

The Agreement also contains standard representations, warranties, and indemnity provisions as well as provisions addressing the protection of confidential information, trademarks, and patents and intellectual property rights.

CryoLife issued a press release dated March 27, 2014 to announce the execution of the Agreement; the press release is incorporated herein by reference and attached hereto as Exhibit 99.1.

Section 9 Financial Statements and Exhibits.

Item 9.01(d)	Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: March [31], 2014	By:	/s/ D.A. Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer